Exhibit 99.1

Drugs Made In America Acquisition II Corp. Announces Pricing of $500,000,000 Initial Public Offering

Fort Lauderdale, FL, Sept. 25, 2025 (GLOBE NEWSWIRE) -- Drugs Made In America Acquisition II Corp. (Nasdaq: DMIIU) (the “Company”) announced today the pricing yesterday of its initial public offering of 50,000,000 units at $10.00 per unit. The units are expected to be listed on The Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “DMIIU” beginning September 25, 2025. Each unit consists of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on Nasdaq under the symbols “DMII” and “DMIIR,” respectively. The underwriters have been granted a 45-day option to purchase up to an additional 7,500,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on September 26, 2025, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager in the offering. Loeb & Loeb LLP is serving as legal counsel to the Company. Ellenoff Grossman & Schole LLP is serving as legal counsel to Cantor Fitzgerald & Co.

A registration statement on Form S-1 (333-288791) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on September 24, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 5th Floor, New York, NY 10022, by email at prospectus@cantor.com, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Drugs Made In America Acquisition II Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business, industry or geographical location, it intends to focus its search for businesses in the pharmaceutical industry. The Company believes that it is possible to mitigate risks in the U.S. medical supply chain by investing in companies that will reduce America’s overreliance on production of pharmaceuticals from concentrated geographic regions through investments in strategic on-shoring of advanced domestic manufacturing technologies for critical drugs.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact Information

Drugs Made In America Acquisition II Corp.

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

Lynn Stockwell

Chief Executive Officer and Executive Chair

Email: executive@dmaacorp.com

Phone: (954) 870-3099